UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2015

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-37487 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

9635 Granite Ridge Drive, Suite 100 San Diego, California (Address of principal executive offices)	92123 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in such filings, the words "anticipate,” "believe," "estimate," "expect," "future," "intend," "plan" or the negative of these terms and similar expressions as they relate to us or our management identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to our industry, our operations and results of operations and any businesses that we may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 16, 2015, following a recommendation of the Compensation Committee, the Board of Directors of Aethlon Medical, Inc. (“we”) approved retention bonus grants to three of our executive officers under a newly established Aethlon Senior Management Retention Program to maintain management stability going forward. The Board approved a $100,000 retention bonus for Mr. James A. Joyce, our Chief Executive Officer, a $50,000 retention bonus for Mr. Rodney S. Kenley, our President, and a $50,000 retention bonus for Mr. James B. Frakes, our Chief Financial Officer.

In connection with the bonus granted to Mr. Joyce, we entered into an amendment of Mr. Joyce’s Employment Agreement dated April 1, 1999. Pursuant to the amendment, if within two years of the effective date of the amendment, we terminate Mr. Joyce’s employment with us for “Cause” (as defined in his employment agreement) or Mr. Joyce terminates his employment with us other than for “Good Reason” (as defined in his employment agreement), Mr. Joyce must repay in full the amount of the bonus received from us. In the event of his death or disability or termination by us other than for “Cause” or termination by Mr. Joyce for “Good Reason,” Mr. Joyce will not be required to repay any portion of the bonus received by him.

In connection with the bonus granted to Mr. Kenley, we entered into an amendment of Mr. Kenley’s Offer Letter dated October 27, 2010. Pursuant to the amendment, if within two years of the effective date of the amendment, we terminate Mr. Kenley’s employment with us for “Cause” (as defined in the amendment) or Mr. Kenley terminates his employment with us other than for “Good Reason” (as defined in the amendment), Mr. Kenley must repay in full the amount of the bonus received from us. In the event of his death or disability or termination by us other than for “Cause” or termination by Mr. Kenley for “Good Reason,” Mr. Kenley will not be required to repay any portion of the bonus received by him.

In connection with the bonus granted to Mr. Frakes, we entered into a Retention Bonus Agreement with Mr. Frakes. Pursuant to the agreement, if within two years of the effective date of the agreement, we terminate Mr. Frakes’ employment with us for “Cause” (as defined in the agreement) or Mr. Frakes terminates his employment with us other than for “Good Reason” (as defined in the agreement), Mr. Frakes must repay in full the amount of the bonus received from us. In the event of his death or disability or termination by us other than for “Cause” or termination by Mr. Frakes for “Good Reason,” Mr. Frakes will not be required to repay any portion of the bonus received by him.

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The foregoing descriptions of the Joyce and Kenley amendments and the Frakes agreement do not purport to be complete and are qualified in their entirety by reference to the forms of such documents attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) EXHIBITS

EXHIBIT NO.	DESCRIPTION
10.1	Amendment No. 1 to Joyce Employment Agreement
10.2	Amendment No. 1 to Kenley Offer Letter
10.3	Frakes Retention Bonus Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James B. Frakes
James B. Frakes
Dated: October 22, 2015	Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Amendment No. 1 to Joyce Employment Agreement
10.2	Amendment No. 1 to Kenley Offer Letter
10.3	Frakes Retention Bonus Agreement

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